Exhibit 99.1

Bristol Myers Squibb Reports Third Quarter Financial Results for 2026 and Raises Full-Year Revenue Outlook
Growth Portfolio Performance and Disciplined Execution Drive Strong Financial Results
Key Pipeline Milestones Include Regulatory Approvals and Positive Registrational Data Across Multiple Therapeutic Areas

•Third quarter revenues increased 7% to $13.1 billion
◦Growth Portfolio revenues increased 12% to $7.7 billion
•GAAP EPS was $1.05 and non-GAAP EPS was $1.35; Both figures include net impact of $(0.58) due to Acquired IPRD charges and licensing income
•Raising 2026 revenue guidance to a range of $49.75 billion to $50.25 billion; Updating non-GAAP EPS range to $6.35 to $6.55, inclusive of a $(0.60) per share net impact from Acquired IPRD charges and licensing income
(PRINCETON, N.J., October 29, 2026) – Bristol Myers Squibb (NYSE: BMY) today reports results for the third quarter of 2026.

“We delivered another quarter of double-digit growth in our Growth Portfolio, which increased 12% and reflects the continued momentum across our diversified portfolio," said Christopher Boerner, Ph.D., board chair and chief executive officer, Bristol Myers Squibb. "The approval of Zenbexus, the first-in-class CELMoD, brings a new class of treatment to market for patients with multiple myeloma and is one of several recent pipeline milestones. As we look forward to additional late-stage data in the near term, we remain focused on executing with discipline, investing where we see the greatest opportunity and strengthening the foundation for sustainable growth."

	Third Quarter Results
$ in millions, except per share amounts	2026	2025	Change	Change Excl. FX**
Total Revenues	$13,069	$12,222	7%	7%
Earnings/(Loss) Per Share - GAAP*	1.05	1.08	(3)%	N/A
Earnings/(Loss) Per Share - Non-GAAP*	1.35	1.63	(17)%	N/A
Acquired IPRD Charges and Licensing Income Net Impact on Earnings/(Loss) Per Share	(0.58)	(0.20)	N/A	N/A
*GAAP and Non-GAAP earnings/(loss) per share include the net impact of Acquired IPRD charges and licensing income.
**See "Use of Non-GAAP Financial Information".

THIRD QUARTER RESULTS*
•Growth Portfolio revenues of $7.7 billion increased 12%. Revenue growth was primarily driven by Opdivo Qvantig, Breyanzi, Reblozyl, Camzyos and Opdualag.
•Legacy Portfolio revenues of $5.4 billion increased 1%. Revenue growth was primarily driven by Eliquis, partially offset by expected continued generic impacts across the remainder of the Legacy Portfolio.
•Total revenues of $13.1 billion increased 7%.
◦U.S. revenues of $9.1 billion increased 9%.
◦International revenues of $4.0 billion increased 3%, or 4% Ex-FX.
*All comparisons are made versus the same period in 2025 unless otherwise stated.

THIRD QUARTER PRODUCT REVENUE HIGHLIGHTS(e)

($ amounts in millions)	Quarter Ended September 30, 2026			% Change from Quarter Ended September 30, 2025			% Change from Quarter Ended September 30, 2025 Ex-FX**
	U.S.	Int'l	WW(d)	U.S.	Int'l	WW(d)	Int'l	WW(d)
Growth Portfolio
Opdivo	$1,345	$1,029	$2,374	(8)%	(4)%	(6)%	(4)%	(6)%
Opdivo Qvantig	250	84	334	>200%	>200%	>200%	>200%	>200%
Orencia	754	230	983	5%	(6)%	2%	(4)%	2%
Yervoy	482	311	793	6%	10%	7%	10%	8%
Reblozyl	610	140	750	23%	16%	22%	18%	22%
Breyanzi	359	167	526	43%	53%	46%	57%	48%
Opdualag	305	62	367	18%	57%	23%	56%	23%
Camzyos	299	121	420	26%	111%	42%	109%	42%
Zeposia	115	53	168	2%	11%	5%	13%	5%
Sotyktu	63	37	100	25%	27%	26%	26%	25%
Krazati	54	5	58	11%	(1)%	10%	—%	10%
Cobenfy	55	2	57	29%	>200%	33%	>200%	33%
Other Growth Products(a)	261	470	731	6%	16%	12%	17%	13%
Total Growth Portfolio	4,951	2,711	7,662	12%	12%	12%	13%	12%
Legacy Portfolio
Eliquis	3,653	1,037	4,690	39%	(7)%	25%	(5)%	26%
Revlimid	239	63	303	(51)%	(29)%	(47)%	(28)%	(47)%
Pomalyst/Imnovid	72	58	130	(88)%	(27)%	(81)%	(23)%	(80)%
Sprycel	43	30	73	(38)%	(39)%	(38)%	(37)%	(38)%
Abraxane	9	56	65	(61)%	10%	(13)%	11%	(12)%
Other Legacy Products(b)	106	49	154	15%	(43)%	(13)%	(42)%	(13)%
Total Legacy Portfolio	4,123	1,292	5,415	6%	(12)%	1%	(10)%	1%
Other Revenue(c)	—	(7)	(7)	N/A	N/A	N/A	N/A	N/A
Total Revenues	$9,074	$3,995	$13,069	9%	3%	7%	4%	7%
**    See "Use of Non-GAAP Financial Information".
(a)    Includes Abecma, Augtyro, Empliciti, Inrebic, Nulojix, Onureg, Zenbexus and royalty revenues, including royalties received from Merck on Winrevair.
(b)    Includes other mature brands.
(c)    Includes revenue hedging activities in 2026.
(d)    Worldwide (WW) includes U.S. and International (Int'l).
(e)     For the above table and all subsequent tables, certain totals may not sum due to rounding. Percentages have been calculated using unrounded amounts.

THIRD QUARTER COST & EXPENSES
The table below presents selected line-item information.

	GAAP			Non-GAAP**

	Three months ended September 30,			Three months ended September 30,
($ amounts in millions)	2026	2025	Change	2026	2025	Change
Cost of products sold	$4,146	$3,435	21%	$4,133	$3,312	25%
Gross margin	68.3%	71.9%	(360) bps	68.4%	72.9%	(450) bps
Selling, general and administrative	1,699	1,789	(5)%	1,699	1,788	(5)%
Research and development	2,365	2,528	(6)%	2,364	2,433	(3)%
Acquired IPRD(a)	1,558	633	146%	1,558	633	146%
Amortization of acquired intangible assets	458	831	(45)%	—	—	N/A
Other (income)/expense, net	307	(108)	NM	93	(206)	NM
Effective tax rate	14.8%	29.5%	(1,470) bps	14.1%	22.3%	(820) bps
** See "Use of Non-GAAP Financial Information" and refer to the Specified Items schedule below for further detail.
NM Not meaningful.
(a) Non-GAAP Acquired IPRD does not include adjustments to GAAP Acquired IPRD.

•Gross margin decreased from 71.9% to 68.3% on a GAAP basis, and from 72.9% to 68.4% on a non-GAAP basis, primarily reflecting a change in product mix and, to a lesser extent, a one-time charge related to a contract termination in 2026.
•Selling, general and administrative expenses of $1.7 billion decreased 5% on a GAAP and non-GAAP basis.
•Research and development expenses of $2.4 billion decreased 6% on a GAAP basis, and 3% on a non-GAAP basis.
•Acquired IPRD charges of $1.6 billion on a GAAP and non-GAAP basis, primarily reflect the execution of recent license agreements and charges associated with ongoing collaborations.
•Amortization of acquired intangible assets of $458 million decreased 45% on a GAAP basis, primarily driven by lower amortization expense related to Pomalyst.
•Other (income)/expense, net of $307 million and $93 million on a GAAP and non-GAAP basis, respectively, reflects the expiry of royalty income on diabetes products at the end of 2025.
•Effective tax rate decreased from 29.5% to 14.8% on a GAAP basis, and from 22.3% to 14.1% on a non-GAAP basis, primarily driven by jurisdictional earnings mix.
•Net income attributable to Bristol Myers Squibb on a GAAP basis was $2.2 billion, or $1.05 per share, as compared to $2.2 billion, or $1.08 per share in the prior year. On a non-GAAP basis, net income attributable to Bristol Myers Squibb of $2.8 billion, or $1.35 per share, decreased from $3.3 billion, or $1.63 per share. GAAP and non-GAAP EPS include the impacts of Acquired IPRD charges and licensing income.

PRODUCT AND PIPELINE UPDATES
Entries organized by date and inclusive of third quarter and recent updates.

Asset(s)	Date Announced	Milestone
Izalontamab Brengitecan (iza-bren)	October 26
Announced with SystImmune that SystImmune's parent company, Sichuan Biokin Pharmaceutical Co., Ltd., reported positive results from a prespecified interim analysis in the Phase 3 PANKU-Lung01 study evaluating iza-bren versus platinum-based chemotherapy (PBC) in patients with EGFR-mutated non-squamous non-small cell lung cancer (NSCLC) who were previously treated with an EGFR tyrosine kinase inhibitor. Results showed that iza-bren significantly improved median progression-free survival (PFS) compared to PBC.

pumitamig	October 25
Announced with BioNTech SE positive data from the Phase 2 ROSETTA Lung-107 trial evaluating pumitamig in combination with docetaxel in patients with metastatic NSCLC whose disease progressed on or after first-line immunotherapy plus chemotherapy. Data showed encouraging anti-tumor activity, with responses observed in both squamous and non-squamous NSCLC and across PD-L1 expression levels, together with a manageable safety profile consistent with prior global datasets for pumitamig.

Zolacabtagene Autoleucel (zola-cel)	October 23
Announced disclosure of interim safety and efficacy results from the multiple sclerosis (MS) cohorts of the Phase 1 Breakfree-2 study evaluating zola-cel in patients with highly active relapsing MS (haRMS) and progressive forms of MS (PMS). The data show a safety profile consistent with previously reported zola-cel Phase 1 clinical trial data and early, promising efficacy across both haRMS and PMS.

iza-bren	October 23
Announced with SystImmune that SystImmune's parent company, Sichuan Biokin Pharmaceutical Co., Ltd., reported positive results from a prespecified interim analysis of the Phase 3 PANKU-Breast01 study evaluating iza-bren versus chemotherapy in patients with unresectable locally advanced, recurrent or metastatic hormone receptor-positive/HER2-negative breast cancer who have failed at least one prior line of chemotherapy. Results showed a 59% reduction in the risk of disease progression or death, with median PFS vs. chemotherapy of 8.2 months vs. 4.0 months. The safety profile for iza-bren was manageable and no new safety signals were identified.

RYZ101	October 12
Announced positive topline results from the interim analysis of the Phase 3 ACTION-1 trial evaluating RYZ101 versus investigator's choice standard of care in patients with somatostatin receptor-positive gastroenteropancreatic neuroendocrine tumors who have progressed following Lutetium-177-based therapy. The study met the primary endpoint with a statistically significant and clinically meaningful improvement in PFS by blinded independent central review, and safety results consistent with the known RYZ101 safety profile.

Admilparant	October 12
Announced positive topline results from the Phase 3 ALOFT-IPF trial evaluating the efficacy, safety and tolerability of admilparant in adults with idiopathic pulmonary fibrosis. The trial met its primary endpoint at the 60mg dose, with admilparant demonstrating a statistically significant improvement compared to placebo in absolute change in forced vital capacity (FVC) from baseline at Week 52. At the 120mg dose, admilparant slowed the decline of FVC but was not statistically significant. Admilparant demonstrated a well-tolerated safety profile across both doses.

ZenbexusTM (iberdomide)	October 8
Announced positive topline results from the Phase 3 EXCALIBER-RRMM study evaluating Zenbexus in combination with daratumumab and dexamethasone (ZDd) as a treatment for relapsed/refractory multiple myeloma. ZDd demonstrated a statistically significant improvement in the dual-primary endpoint of PFS, representing a 51% reduction in the risk of disease progression or death.

Camzyos® (mavacamten)	September 30
The U.S. Food and Drug Administration (FDA) approved Camzyos for the treatment of symptomatic obstructive hypertrophic cardiomyopathy to improve functional capacity and symptoms in adults and pediatric patients weighing 30 kg (66 lbs) or more.

Sotyktu® (deucravacitinib)	September 17
Announced positive results from the Phase 3 POETYK PsA-2 study, including its open-label extension, showing durable efficacy and a consistent safety profile for Sotyktu in adults with psoriatic arthritis.

Arlocabtagene Autoleucel (arlo-cel)	September 8
Announced positive Phase 2 results from the registrational QUINTESSENTIAL trial evaluating arlo-cel in adult patients with quadruple-class exposed relapsed and refractory multiple myeloma. The study met its primary endpoint of demonstrating a statistically significant and clinically meaningful overall response rate, and also met its key secondary endpoints.

Camzyos	August 29
Results from the EXPLORER-LTE cohort of the MAVA-LTE study reinforced the long-term efficacy and safety of Camzyos for the treatment of symptomatic obstructive hypertrophic cardiomyopathy. These data add to the understanding that Camzyos' effects are sustained for up to five years with continuous, consistent treatment.

Zenbexus	August 13
The FDA approved Zenbexus in combination with daratumumab and hyaluronidase-fihj and dexamethasone for the treatment of adult patients with multiple myeloma who have received at least one prior line of therapy, including a proteasome inhibitor and an immunomodulatory agent. The approval is based on results from the Phase 3 EXCALIBER-RRMM trial.

Our Strategy
At Bristol Myers Squibb, our goal is to build a company that is financially strong and delivers industry-leading, sustainable growth into the 2030s and beyond.
As we advance our multi-year strategy to position the company for long-term growth, we are guided by the following priorities:
•Focusing R&D on high-impact, transformational medicines to treat life-threatening diseases;
•Embedding rigorous operational execution across the organization to build momentum in our Growth Portfolio comprised primarily of medicines early in their lifecycles; and
•Maintaining disciplined capital allocation to drive sustainable cash flow generation, balance sheet strength and long-term shareholder returns.
Strengthening U.S. Presence and Capabilities for Next-Generation Medicines

The company recently announced multiple manufacturing expansions as a part of its standing commitment to invest in the U.S. across research and development, technology and domestic manufacturing.
In August 2026, the company announced plans to develop a new, state-of-the-art manufacturing campus at Generation Park in Houston, Texas, designed to accelerate the delivery of next-generation medicines to patients. The multi-modal campus will represent an approximately $2.3 billion investment, create nearly 500 skilled jobs, and is designed to grow in scale, capability and workforce for decades in the future.
Also in August 2026, RayzeBio, Inc., a Bristol Myers Squibb company, said it would invest more than $173 million to expand its radiopharmaceutical manufacturing operations by establishing a new facility in Whitestown, Indiana. Construction is expected to begin this year on the approximately 225,000-square-foot facility, which will complement RayzeBio's existing footprint in the state and will create up to 100 new jobs by the end of 2029.
Financial Guidance
Bristol Myers Squibb is increasing its full-year, non-GAAP revenue guidance from a range of approximately $49.0 billion to $50.0 billion to a range of approximately $49.75 billion to $50.25 billion. This update primarily reflects broad-based and continuing momentum across the portfolio.
Full-year other income/(expense) is now expected to be ~$650 million of expense, due to favorable net interest.
Non-GAAP EPS is being updated to an anticipated range of $6.35 - $6.55, which is inclusive of a $(0.60) impact from Acquired IPRD and licensing income.

2026 Non-GAAP[1,2] Line-Item Guidance
	July (Prior)	October (Updated)
Total Revenues (Reported & Ex-FX)	~$49.0 - $50.0 billion	~$49.75 - $50.25 billion
Gross Margin %	~69% - 70%	No change
Operating Expenses[3]	~$16.5 billion	No change
Other income/(expense)	~($700 million)	~($650 million)
Effective tax rate	~18%	No change
Diluted EPS	$6.75 - $7.00	$6.35 - $6.55

Acquired IPRD Charges & Licensing Income Included in Diluted EPS	$(0.02)	$(0.60)
1 See "Use of Non-GAAP Financial Information."

2 July was calculated based on mid-July 2026 foreign exchange rates, and October was calculated based on mid-October exchange rates.
3 Operating Expenses = SG&A and R&D.

The company continues to expect total Worldwide Eliquis revenues to increase in 2026 when compared to 2025, and is reaffirming its previously projected range as shown in the table below.

2026 Eliquis Revenue Guidance
	July (Prior)	October (Updated)
2026 WW Revenue Growth*	20% - 25%	No change
* Compared to 2025 Worldwide Eliquis revenues.

The 2026 financial guidance provided excludes the impact of any potential future strategic acquisitions, divestitures, specified items that have not yet been identified and quantified, and the impact of Acquired IPRD charges and licensing income incurred after September 30, 2026. To the extent we have quantified the impact of significant R&D charges or other income resulting from upfront or contingent milestone payments in connection with asset acquisitions or licensing of third-party intellectual property rights, we may update this information from time to time on our website, www.bms.com, in the "Investors" section. Non-GAAP guidance assumes exchange rates as of the date noted. The financial guidance is subject to risks and uncertainties applicable to all forward-looking statements as described elsewhere in this press release.

A reconciliation of forward-looking non-GAAP measures, including non-GAAP EPS, to the most directly comparable GAAP measures is not provided because comparable GAAP measures for such measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. Namely, we are not, without unreasonable effort, able to reliably predict the impact of accelerated depreciation and impairment charges, legal and other settlements, gains and losses from equity investments and other adjustments. In addition, the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. These items are uncertain, depend on various factors and may have a material impact on our future GAAP results. See "Cautionary Statement Regarding Forward-Looking Statements" and "Use of Non-GAAP Financial Information."

Conference Call Information
Bristol Myers Squibb will host a conference call today, Thursday, October 29, 2026, at 8:00 a.m. ET, during which company executives will review financial results with the investment community.

Investors and the general public are invited to listen to a live webcast of the call at http://investor.bms.com. Materials related to the call will be available at http://investor.bms.com prior to the start of the conference call.
A replay of the webcast will be available at http://investor.bms.com approximately three hours after the conference call concludes.
About Bristol Myers Squibb: Transforming Patients' Lives Through Science
At Bristol Myers Squibb, our mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. We are pursuing bold science to define what's possible for the future of medicine and the patients we serve. For more information, visit us at BMS.com and follow us on LinkedIn, X, YouTube, Facebook and Instagram.

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For more information, contact:
Media Relations: media@bms.com
Investor Relations: investor.relations@bms.com

Use of Non-GAAP Financial Information
In discussing financial results and guidance, the company refers to financial measures that are not in accordance with U.S. Generally Accepted Accounting Principles (GAAP). The non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP and are presented because management has evaluated the company’s financial results both including and excluding the adjusted items or the effects of foreign currency translation, as applicable, and believes that the non-GAAP financial measures presented portray the results of the company's baseline performance, supplement or enhance management's, analysts' and investors' overall understanding of the company’s underlying financial performance and trends and facilitate comparisons among current, past and future periods. In addition, non-GAAP gross margin, which is revenue less cost of products sold excluding certain specified items, as a percentage of revenue, non-GAAP operating expenses, which is selling, general and administrative and research and development expenses excluding certain specified items, non-GAAP selling, general and administrative expenses, which is selling, general and administrative expenses excluding certain specified items, and non-GAAP research and development expenses, which is research and development expenses excluding certain specified items, are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by our management and make it easier for investors, analysts and peers to compare our operating performance to other companies in our industry and to compare our year-over-year results.

This earnings release and the accompanying tables also provide certain revenues and expenses, as well as non-GAAP financial measures, excluding the impact of foreign exchange ("Ex-FX"). We calculate foreign exchange impacts by converting our current-period local currency financial results using the prior period average currency rates and comparing these adjusted amounts to our current-period results. Ex-FX financial measures are not accounted for according to GAAP because they remove the effects of currency movements from GAAP results.

Non-GAAP financial measures, such as non-GAAP earnings and related EPS information, are adjusted to exclude certain costs, expenses, gains and losses and other specified items that are evaluated on an individual basis after considering their quantitative and qualitative aspects and typically have one or more of the following characteristics, such as being highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of past or future operating results. These items are excluded from non-GAAP earnings and related EPS information because the company believes they neither relate to the ordinary course of the company’s business nor reflect the company’s underlying business performance. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods, including amortization of acquired intangible assets, including product rights that generate a significant portion of our ongoing revenue and will recur until the intangible assets are fully amortized, unwinding of inventory purchase price adjustments, integration expenses, restructuring costs, accelerated depreciation and impairment of property, plant and equipment and intangible assets, costs of acquiring a priority review voucher, divestiture gains or losses, stock compensation resulting from acquisition-related equity awards, pension, legal and other contractual settlement charges, equity investment and contingent value rights fair value adjustments (including fair value adjustments attributed to limited partnerships and other investments), and amortization of fair value adjustments of debt acquired from Celgene in our 2019 exchange offer, among other items. Deferred and current income taxes attributed to these items are also adjusted for considering their individual impact to the overall tax expense, deductibility and jurisdictional tax rates, as well as certain other significant tax items.

Because the non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered superior to and are not intended to be considered in isolation or as a substitute for the related financial measures presented in the press release that are prepared in accordance with GAAP and may not be the same as or comparable to similarly titled measures presented by other companies due to possible differences in method and in the items being adjusted. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Reconciliations of the non-GAAP financial measures to the most comparable GAAP measures are provided in the accompanying financial tables and will also be available on the company’s website at www.bms.com. Within the accompanying financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and EPS amounts presented are calculated from the underlying amounts.

A reconciliation of forward-looking non-GAAP financial measures, including non-GAAP EPS, to the most directly comparable GAAP measures is not provided because comparable GAAP measures for such measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. Namely, we are not, without unreasonable effort, able to reliably predict the impact of accelerated depreciation and impairment charges, legal and other settlements, gains and losses from equity investments and other adjustments. In addition, the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. These items are uncertain, depend on various factors and may have a material impact on our future GAAP results.

Website Information
We routinely post important information for investors on our website, www.bms.com, in the “Investors” section. We may use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, Securities and Exchange Commission (SEC) filings, public conference calls, presentations and webcasts. We may also use social media channels to communicate with our investors and the public about our company, our products and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, our website or social media channels is not incorporated by reference into, and is not a part of, this document. All trademarks mentioned are the property of their owners.

Cautionary Statement Regarding Forward-Looking Statements
This earnings release and the related attachments (as well as the oral statements made with respect to information contained in this release and the attachments) contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, the company’s 2026 financial guidance, its business development and multi-year allocation strategy, anticipated developments in the company’s pipeline, expectations with respect to the company’s future market position and the development or expansion of manufacturing facilities, and the projected benefits of the company’s alliances and other business development activities. These statements may be identified by the fact that they use words such as “should,” “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance, although not all forward-looking statements contain such terms. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. No forward-looking statement can be guaranteed, and there is no assurance that the company will achieve its financial guidance and strategic objectives, that the company’s future clinical studies will support the data described in this release, that the company’s product candidates will receive necessary clinical and manufacturing regulatory approvals, that the company’s pipeline products will prove to be commercially successful, that clinical and manufacturing regulatory approvals will be sought or obtained within currently expected timeframes, or that contractual milestones will be achieved.

Forward-looking statements are based on current expectations and projections about the company’s future financial results, goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, that are difficult to predict, may be beyond the company’s control and could cause the company’s future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. Such risks, uncertainties and other matters include, but are not limited to: increasing pricing pressures from market access, pharmaceutical pricing controls and discounting; market actions taken by private and government payers to manage drug utilization and contain costs; government actions relating to the imposition of new tariffs, trade restrictions and export regulations; the company’s ability to retain patent and market exclusivity for certain products; regulatory changes that result in lower prices, lower reimbursement rates and smaller populations for whom payers will reimburse; changes under the 340B Drug Pricing Program; the company’s ability to obtain and maintain regulatory approval for its product candidates; the possibility of difficulties and delays in product introduction and commercialization; increasing industry competition; potential difficulties, delays and disruptions in manufacturing, distribution or sale of products; the company’s ability to identify potential strategic acquisitions, licensing opportunities or other beneficial transactions; failure to complete, or delays in completing, collaborations, acquisitions, divestitures, alliances and other portfolio actions and the failure to achieve anticipated benefits from such transactions and actions; exposure to litigation and/or regulatory actions or investigations; the impact of any healthcare reform and legislation or regulatory action in the United States and international markets; increasing market penetration of lower-priced generic products; the failure of the company’s suppliers, vendors, outsourcing partners, alliance partners and other third parties to meet their contractual, regulatory and other obligations; the impact of counterfeit or unregistered versions of the company’s products and from stolen products; product label changes or other measures that could result in declining sales; safety or efficacy concerns regarding the company’s products or any product in the same class as the company’s products; the risk of cyber-attacks and unauthorized disclosure of trade secrets or other confidential data; the company’s ability to execute its financial, strategic and operational plans; the company’s ability to attract and retain key personnel; the impact of the company’s significant indebtedness; political and financial instability of international economies and sovereign risk; interest rate and currency exchange rate fluctuations, credit and foreign exchange risk management; risks relating to the use of social media platforms; issuance of new or revised accounting standards; risks relating to public health outbreaks, epidemics and pandemics; and risks related to the use of artificial intelligence or other emerging technologies in various facets of the company's operations, including partnerships related to the use of, or the sharing of such technologies with third parties, which may exacerbate competitive, regulatory, litigation, cybersecurity, and other risk.

Forward-looking statements in this earnings release should be evaluated together with the many risks and uncertainties that affect the company’s business and market, particularly those identified in the cautionary statement and risk factors discussion in the company’s Annual Report on Form 10-K for the year ended December 31, 2025, as updated by the company’s subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC. The forward-looking statements included in this document are made only as of the date of this document and except as otherwise required by applicable law, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

BRISTOL-MYERS SQUIBB COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited, dollars and shares in millions except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Net product sales	$12,606	$11,850	$36,362	$34,645
Alliance and other revenues	463	372	1,169	1,047
Total Revenues	13,069	12,222	37,532	35,692

Cost of products sold(a)	4,146	3,435	11,292	9,839
Selling, general and administrative	1,699	1,789	5,142	5,086
Research and development	2,365	2,528	7,973	7,365
Acquired IPRD	1,558	633	1,651	2,328
Amortization of acquired intangible assets	458	831	1,332	2,491
Other (income)/expense, net	307	(108)	279	725
Total Expenses	10,533	9,108	27,670	27,834

Earnings/(Loss) Before Income Taxes	2,536	3,114	9,862	7,858
Income tax provision	374	919	1,705	1,888
Net Earnings/(Loss)	2,162	2,195	8,156	5,970
Noncontrolling Interest	—	(6)	—	3
Net Earnings/(Loss) Attributable to BMS	$2,162	$2,201	$8,156	$5,967

Weighted-Average Common Shares Outstanding:
Basic	2,043	2,036	2,041	2,034
Diluted	2,053	2,039	2,049	2,039

Earnings/(Loss) per Common Share:
Basic	$1.06	$1.08	$4.00	$2.93
Diluted	1.05	1.08	3.98	2.93

Other (income)/expense, net
Interest expense	$403	$480	$1,220	$1,459
Royalty income - divestitures	—	(286)	—	(844)
Royalty and licensing income	(200)	(276)	(580)	(697)
Investment income	(118)	(161)	(323)	(438)
Provision for restructuring	187	75	247	432
Litigation and other settlements	3	165	11	424
Contingent consideration	—	—	—	336
Equity investment (gains)/losses, net	26	(190)	(222)	(90)
Integration expenses	10	36	46	110
Divestiture (gains)/losses, net	—	8	(162)	1
Other	(4)	40	41	33
Other (income)/expense, net	$307	$(108)	$279	$725
(a)     Excludes amortization of acquired intangible assets.

BRISTOL-MYERS SQUIBB COMPANY
PRODUCT REVENUES
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2026 AND 2025
(Unaudited, dollars in millions)

							Change vs. 2025
	2026			2025			GAAP			Excl. F/X**
	U.S.	Int'l	WW(d)	U.S.	Int'l	WW(d)	U.S.	Int'l	WW(d)	U.S.	Int'l	WW(d)
Growth Portfolio
Opdivo	$1,345	$1,029	$2,374	$1,454	$1,077	$2,532	(8)%	(4)%	(6)%	(8)%	(4)%	(6)%
Opdivo Qvantig	250	84	334	60	7	67	>200%	>200%	>200%	>200%	>200%	>200%
Orencia	754	230	983	721	243	964	5%	(6)%	2%	5%	(4)%	2%
Yervoy	482	311	793	455	284	739	6%	10%	7%	6%	10%	8%
Reblozyl	610	140	750	494	121	615	23%	16%	22%	23%	18%	22%
Breyanzi	359	167	526	251	109	359	43%	53%	46%	43%	57%	48%
Opdualag	305	62	367	259	40	299	18%	57%	23%	18%	56%	23%
Camzyos	299	121	420	238	57	296	26%	111%	42%	26%	109%	42%
Zeposia	115	53	168	113	48	161	2%	11%	5%	2%	13%	5%
Sotyktu	63	37	100	51	29	80	25%	27%	26%	25%	26%	25%
Krazati	54	5	58	48	5	53	11%	(1)%	10%	11%	—%	10%
Cobenfy	55	2	57	43	—	43	29%	>200%	33%	29%	>200%	33%
Other Growth Products(a)	261	470	731	246	405	651	6%	16%	12%	6%	17%	13%
Total Growth Portfolio	4,951	2,711	7,662	4,432	2,425	6,857	12%	12%	12%	12%	13%	12%
Legacy Portfolio
Eliquis	3,653	1,037	4,690	2,631	1,115	3,746	39%	(7)%	25%	39%	(5)%	26%
Revlimid	239	63	303	485	89	575	(51)%	(29)%	(47)%	(51)%	(28)%	(47)%
Pomalyst/Imnovid	72	58	130	596	79	675	(88)%	(27)%	(81)%	(88)%	(23)%	(80)%
Sprycel	43	30	73	69	49	119	(38)%	(39)%	(38)%	(38)%	(37)%	(38)%
Abraxane	9	56	65	24	50	74	(61)%	10%	(13)%	(61)%	11%	(12)%
Other Legacy Products(b)	106	49	154	92	85	177	15%	(43)%	(13)%	15%	(42)%	(13)%
Total Legacy Portfolio	4,123	1,292	5,415	3,897	1,468	5,365	6%	(12)%	1%	6%	(10)%	1%
Other Revenue(c)	—	(7)	(7)	—	—	—	N/A	N/A	N/A	N/A	N/A	N/A
Total Revenues	$9,074	$3,995	$13,069	$8,329	$3,893	$12,222	9%	3%	7%	9%	4%	7%
**    See "Use of Non-GAAP Financial Information".
(a)    Includes Abecma, Augtyro, Empliciti, Inrebic, Nulojix, Onureg, Zenbexus and royalty revenues, including royalties received from Merck on Winrevair.
(b)    Includes other mature brands.
(c)    Includes revenue hedging activities in 2026.
(d)    Worldwide (WW) includes U.S. and International (Int'l).

BRISTOL-MYERS SQUIBB COMPANY
PRODUCT REVENUES
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2026 AND 2025
(Unaudited, dollars in millions)

							Change vs. 2025
	2026			2025			GAAP			Excl. F/X**
	U.S.	Int'l	WW(d)	U.S.	Int'l	WW(d)	U.S.	Int'l	WW(d)	U.S.	Int'l	WW(d)
Growth Portfolio
Opdivo	$3,920	$3,085	$7,005	$4,293	$3,063	$7,356	(9)%	1%	(5)%	(9)%	(2)%	(6)%
Opdivo Qvantig	587	171	758	97	8	105	>200%	>200%	>200%	>200%	>200%	>200%
Orencia	2,145	691	2,835	1,987	710	2,697	8%	(3)%	5%	8%	(4)%	5%
Yervoy	1,330	883	2,213	1,300	790	2,090	2%	12%	6%	2%	9%	5%
Reblozyl	1,642	398	2,040	1,336	324	1,661	23%	23%	23%	23%	21%	23%
Breyanzi	1,005	417	1,422	709	257	966	42%	62%	47%	42%	61%	47%
Opdualag	845	166	1,011	739	96	835	14%	72%	21%	14%	65%	20%
Camzyos	838	311	1,149	578	137	714	45%	127%	61%	45%	121%	60%
Zeposia	300	155	455	278	139	418	8%	11%	9%	8%	8%	8%
Sotyktu	150	106	256	126	80	206	19%	32%	24%	19%	29%	23%
Krazati	147	16	163	139	10	149	6%	61%	9%	6%	56%	9%
Cobenfy	171	4	176	104	—	105	64%	>200%	68%	64%	>200%	68%
Other Growth Products(a)	717	1,248	1,965	727	987	1,714	(1)%	26%	15%	(1)%	26%	14%
Total Growth Portfolio	13,797	7,651	21,448	12,413	6,603	19,016	11%	16%	13%	11%	13%	12%
Legacy Portfolio
Eliquis	10,087	3,220	13,307	7,930	3,060	10,991	27%	5%	21%	27%	2%	20%
Revlimid	870	206	1,076	2,027	322	2,349	(57)%	(36)%	(54)%	(57)%	(35)%	(54)%
Pomalyst/Imnovid	642	205	847	1,717	324	2,041	(63)%	(37)%	(59)%	(63)%	(35)%	(58)%
Sprycel	132	102	233	263	150	413	(50)%	(32)%	(44)%	(50)%	(31)%	(43)%
Abraxane	33	136	170	97	187	284	(65)%	(27)%	(40)%	(65)%	(27)%	(40)%
Other Legacy Products(b)	292	188	481	274	324	599	7%	(42)%	(20)%	7%	(43)%	(20)%
Total Legacy Portfolio	12,056	4,058	16,114	12,308	4,368	16,676	(2)%	(7)%	(3)%	(2)%	(9)%	(4)%
Other Revenue(c)	—	(31)	(31)	—	—	—	N/A	N/A	N/A	N/A	N/A	N/A
Total Revenues	$25,853	$11,678	$37,532	$24,721	$10,971	$35,692	5%	6%	5%	5%	4%	5%
**    See "Use of Non-GAAP Financial Information".
(a)    Includes Abecma, Augtyro, Empliciti, Inrebic, Nulojix, Onureg, Zenbexus and royalty revenues, including royalties received from Merck on Winrevair.
(b)    Includes other mature brands.
(c)    Includes revenue hedging activities in 2026.
(d)    Worldwide (WW) includes U.S. and International (Int'l).

BRISTOL-MYERS SQUIBB COMPANY
INTERNATIONAL REVENUES
FOREIGN EXCHANGE IMPACT (%)
(Unaudited)

	Three Months Ended September 30, 2026			Nine Months Ended September 30, 2026
	Revenue Change %	F/X % Favorable/ (Unfavorable) **	Revenue Change % Ex- F/X **	Revenue Change %	F/X % Favorable/ (Unfavorable) **	Revenue Change % Ex- F/X **
Growth Portfolio
Opdivo	(4)%	—%	(4)%	1%	3%	(2)%
Opdivo Qvantig	>200%	NM	>200%	>200%	NM	>200%
Orencia	(6)%	(1)%	(4)%	(3)%	2%	(4)%
Yervoy	10%	(1)%	10%	12%	3%	9%
Reblozyl	16%	(1)%	18%	23%	2%	21%
Breyanzi	53%	(4)%	57%	62%	2%	61%
Opdualag	57%	1%	56%	72%	7%	65%
Camzyos	111%	2%	109%	127%	7%	121%
Zeposia	11%	(2)%	13%	11%	3%	8%
Sotyktu	27%	1%	26%	32%	4%	29%
Krazati	(1)%	—%	—%	61%	5%	56%
Cobenfy	>200%	NM	>200%	>200%	NM	>200%
Other Growth Products(a)	16%	(1)%	17%	26%	1%	26%
Total Growth Portfolio	12%	(1)%	13%	16%	2%	13%
Legacy Portfolio
Eliquis	(7)%	(2)%	(5)%	5%	3%	2%
Revlimid	(29)%	(1)%	(28)%	(36)%	(1)%	(35)%
Pomalyst/Imnovid	(27)%	(4)%	(23)%	(37)%	(2)%	(35)%
Sprycel	(39)%	(2)%	(37)%	(32)%	(1)%	(31)%
Abraxane	10%	—%	11%	(27)%	—%	(27)%
Other Legacy Products(b)	(43)%	(1)%	(42)%	(42)%	1%	(43)%
Total Legacy Portfolio	(12)%	(2)%	(10)%	(7)%	2%	(9)%
Other Revenue(c)	N/A	N/A	N/A	N/A	N/A	N/A
Total Revenues	3%	(1)%	4%	6%	2%	4%
NM    Not meaningful
**    See "Use of Non-GAAP Financial Information".
(a)    Includes Abecma, Augtyro, Empliciti, Inrebic, Nulojix, Onureg, Zenbexus and royalty revenues, including royalties received from Merck on Winrevair.
(b)    Includes other mature brands.
(c)    Includes revenue hedging activities in 2026.

BRISTOL-MYERS SQUIBB COMPANY
WORLDWIDE REVENUES(a)
FOREIGN EXCHANGE IMPACT (%)
(Unaudited)

	Three Months Ended September 30, 2026			Nine Months Ended September 30, 2026
	Revenue Change %	F/X % Favorable/ (Unfavorable) **	Revenue Change % Ex- F/X **	Revenue Change %	F/X % Favorable/ (Unfavorable) **	Revenue Change % Ex- F/X **
Growth Portfolio
Opdivo	(6)%	—%	(6)%	(5)%	1%	(6)%
Opdivo Qvantig	>200%	NM	>200%	>200%	NM	>200%
Orencia	2%	—%	2%	5%	—%	5%
Yervoy	7%	—%	8%	6%	1%	5%
Reblozyl	22%	—%	22%	23%	—%	23%
Breyanzi	46%	(1)%	48%	47%	—%	47%
Opdualag	23%	—%	23%	21%	1%	20%
Camzyos	42%	—%	42%	61%	1%	60%
Zeposia	5%	(1)%	5%	9%	1%	8%
Sotyktu	26%	—%	25%	24%	1%	23%
Krazati	10%	—%	10%	9%	—%	9%
Cobenfy	33%	—%	33%	68%	—%	68%
Other Growth Products(b)	12%	—%	13%	15%	—%	14%
Total Growth Portfolio	12%	—%	12%	13%	1%	12%
Legacy Portfolio
Eliquis	25%	—%	26%	21%	1%	20%
Revlimid	(47)%	—%	(47)%	(54)%	—%	(54)%
Pomalyst/Imnovid	(81)%	—%	(80)%	(59)%	—%	(58)%
Sprycel	(38)%	(1)%	(38)%	(44)%	—%	(43)%
Abraxane	(13)%	—%	(12)%	(40)%	—%	(40)%
Other Legacy Products(c)	(13)%	—%	(13)%	(20)%	—%	(20)%
Total Legacy Portfolio	1%	—%	1%	(3)%	1%	(4)%
Other Revenue(d)	N/A	N/A	N/A	N/A	N/A	N/A
Total Revenues	7%	—%	7%	5%	1%	5%
NM    Not meaningful
**    See "Use of Non-GAAP Financial Information".
(a)    Worldwide (WW) includes U.S. and International (Int'l).
(b)    Includes Abecma, Augtyro, Empliciti, Inrebic, Nulojix, Onureg, Zenbexus and royalty revenues, including royalties received from Merck on Winrevair.
(c)    Includes other mature brands.
(d)    Includes revenue hedging activities in 2026.

BRISTOL-MYERS SQUIBB COMPANY
SPECIFIED ITEMS
(Unaudited, dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Inventory purchase price accounting adjustments	$13	$13	$38	$38
Site exit and other costs	—	110	3	114
Cost of products sold	13	122	41	152

Acquisition related charges	—	—	—	19
Site exit and other costs	—	1	1	6
Selling, general and administrative	—	1	1	25

IPRD impairments	—	85	830	385
Priority review voucher	—	—	220	—
Site exit and other costs	1	10	6	49
Research and development	1	95	1,056	434

Amortization of acquired intangible assets	458	831	1,332	2,491

Interest expense	(9)	(12)	(27)	(36)
Provision for restructuring	187	75	247	432
Litigation and other settlements	—	179	—	425
Contingent consideration	—	—	—	336
Equity investment (gains)/losses, net	26	(190)	(222)	(92)
Integration expenses	10	36	46	110
Divestiture (gains)/losses, net	—	10	(160)	3
Other	—	—	3	13
Other (income)/expense, net	214	98	(113)	1,189

Increase to earnings/(loss) before income taxes	687	1,148	2,316	4,291

Income taxes on items above	(81)	(190)	(296)	(447)
Specified tax charge/(benefit)(a)	—	160	—	160
Income taxes	(81)	(31)	(296)	(287)

Increase to net earnings/(loss) attributable to BMS	$606	$1,117	$2,020	$4,004
(a)    Includes changes to tax reserves during 2025 related to certain matters under IRS audit.

BRISTOL-MYERS SQUIBB COMPANY
RECONCILIATION OF CERTAIN GAAP LINE ITEMS TO CERTAIN NON-GAAP LINE ITEMS
(Unaudited, dollars and shares in millions except per share data)

	Three Months Ended September 30, 2026			Nine Months Ended September 30, 2026
	GAAP	Specified Items(a)	Non-GAAP	GAAP	Specified Items(a)	Non-GAAP
Cost of products sold	$4,146	$(13)	$4,133	$11,292	$(41)	$11,252
Selling, general and administrative	1,699	—	1,699	5,142	(1)	5,141
Research and development	2,365	(1)	2,364	7,973	(1,056)	6,918
Amortization of acquired intangible assets	458	(458)	—	1,332	(1,332)	—
Other (income)/expense, net	307	(214)	93	279	113	392
Earnings/(Loss) before income taxes	2,536	687	3,223	9,862	2,316	12,178
Income tax provision	374	81	456	1,705	296	2,001
Net earnings/(loss) attributable to BMS used for diluted EPS calculation	$2,162	$606	$2,767	$8,156	$2,020	$10,176

Weighted-average common shares outstanding—diluted	2,053	2,053	2,053	2,049	2,049	2,049
Diluted earnings/(loss) per share	$1.05	$0.30	$1.35	$3.98	$0.99	$4.97

Gross margin(b)	68.3%	0.1%	68.4%	69.9%	0.1%	70.0%
Effective tax rate	14.8%	(0.6)%	14.1%	17.3%	(0.9)%	16.4%

	Three Months Ended September 30, 2025			Nine Months Ended September 30, 2025
	GAAP	Specified Items(a)	Non-GAAP	GAAP	Specified Items(a)	Non-GAAP
Cost of products sold	$3,435	$(122)	$3,312	$9,839	$(152)	$9,686
Selling, general and administrative	1,789	(1)	1,788	5,086	(25)	5,061
Research and development	2,528	(95)	2,433	7,365	(434)	6,931
Amortization of acquired intangible assets	831	(831)	—	2,491	(2,491)	—
Other (income)/expense, net	(108)	(98)	(206)	725	(1,189)	(463)
Earnings/(Loss) before income taxes	3,114	1,148	4,262	7,858	4,291	12,149
Income tax provision	919	31	950	1,888	287	2,175
Net earnings/(loss) attributable to BMS used for diluted EPS calculation	$2,201	$1,117	$3,318	$5,967	$4,004	$9,971

Weighted-average common shares outstanding—diluted	2,039	2,039	2,039	2,039	2,039	2,039
Diluted earnings/(loss) per share	$1.08	$0.55	$1.63	$2.93	$1.96	$4.89

Gross margin(b)	71.9%	1.0%	72.9%	72.4%	0.4%	72.9%
Effective tax rate	29.5%	(7.2)%	22.3%	24.0%	(6.1)%	17.9%
(a) Refer to the Specified Items schedule above for further details. Effective tax rate on the Specified Items represents the difference between the GAAP and Non-GAAP effective tax rate.
(b)    Gross margin represents Revenue less Cost of products sold, as a percentage of Revenues.

BRISTOL-MYERS SQUIBB COMPANY
NET DEBT CALCULATION
AS OF SEPTEMBER 30, 2026 AND DECEMBER 31, 2025
(Unaudited, dollars in millions)

	September 30, 2026	December 31, 2025

Cash and cash equivalents	$9,574	$10,209
Marketable debt securities - current	3,007	464
Marketable debt securities - non-current	378	396
Cash, cash equivalents and marketable debt securities	$12,959	$11,069
Short-term debt obligations	(1,028)	(2,261)
Long-term debt	(41,849)	(42,850)
Net debt position	$(29,918)	$(34,043)